Exhibit 4.2

NUMBER

NU 114211

SHARES

MAGELLAN PETROLEUM
CORPORATION

This Certificate is transferable in New York, New York

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 559091 30 1

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

is the registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

MAGELLAN PETROLEUM CORPORATION

(hereinafter the "Company"), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

SECRETARY

MAGELLAN PETROLEUM CORPORATION CORPORATE 1967 SEAL DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
1717 ARCH ST, STE 1300 PHILADELPHIA, PA 19103
TRANSFER AGENT

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY